                                                                    Attachment to Form 3

Designated Filer:  Norman Godinho

Item 1:           The Godinho Family Revocable Living Trust DTD 4/21/95
                  12250 Menalto Drive
                  Los Altos Hills, CA 94022

Item 2:           Same
Item 5:           10% owner
Item 6:           Same

Table I  -- Non-Derivative Securities Beneficially Owned
------------------------------------------------------------------------------------------------------------------------------------
1.  Title of Security    2.  Amount of Securities      3.  Ownership             4.  Nature of Indirect Beneficial Ownership
    (Instr. 4)               Beneficially Owned            Form:  Direct             (Instr. 5)
                             (Instr. 4)                    (D) or Indirect
                                                           (I) (Instr. 5)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock                     293,808                         D
------------------------------------------------------------------------------------------------------------------------------------

Table II - Derivative Securities Beneficially Owned (e.g., puts, calls, warrants, options, convertible securities)
-------------------------------------------- ----------------------- ------------------------------------------------- ------------- ---------------- ------------------------------
  1.   Title of Derivative Security            2.   Date Exer-         3.   Title and Amount of Securities Underlying   4. Conver-     5. Owner-        6.   Nature of Indirect
       (Instr. 4)                                   cisable and             Derivative Securities                          sion or        ship               Beneficial Ownership
                                                    Expiration              (Instr. 4)                                     Exercise       Form of            (Instr. 5)
                                                    Date                                                                   Price of       Deriv-
                                                    (Month/Day/Year)                                                       Deriv-         ative
                                                                                                                           ative          Security:
                                                                                                                           Security       Direct
                                                                                                                                          (D) or
                                                                                                                                          Indirect
                                                                                                                                          (I)
                                                                                                                                          (Instr. 5)
                                             ------------------------ ------------------------------------------------
                                             Date           Expira-                               Amount
                                             Exer-          tion               Title              or Number of
                                             cisable        Date                                  Shares
-------------------------------------------- ---------- ------------ ------------------------ ------------------------ ------------- ---------------- ------------------------------
           Series A Preferred Stock          07/08/2004                     Common Stock             2,938,547              (1)              D
-------------------------------------------- ---------- ------------ ------------------------ ------------------------ ------------- ---------------- ------------------------------
-------------------------------------------- ---------- ------------ ------------------------ ------------------------ ------------- ---------------- ------------------------------
           Series B Preferred Stock          07/08/2004                     Common Stock             6,732,275              (1)              D
-------------------------------------------- ---------- ------------- ----------------------- ------------------------ ------------- ---------------- ------------------------------
-------------------------------------------- ---------- ------------- ----------------------- ------------------------ ------------- ---------------- ------------------------------
           Series D Preferred Stock          07/08/2004                     Common Stock               676,100              (1)              D
-------------------------------------------- ---------- ------------- ----------------------- ------------------------ ------------- ---------------- ------------------------------
(1)      These shares of preferred stock are convertible into shares of common stock of the issuer at a ratio of one share of common stock for every four shares of preferred stock.

Signature:        The Godinho Family Revocable Living Trust DTD 4/21/95
                  -----------------------------------
                  Norman Godinho, Trustee